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                                                                    EXHIBIT 4.8


Recording at the Request of and
when Recorded Mail Original to:

Latham & Watkins
633 W. Fifth Street, Suite 4000
Los Angeles, California  90071
Attention:  Edith R. Perez, Esq.


                            LEASEHOLD DEED OF TRUST,
                         FIXTURES FINANCING STATEMENT,
                       MORTGAGE AND ASSIGNMENT OF RENTS,
                         LEASES AND LEASEHOLD INTERESTS

                                    (TEXAS)


                 THIS LEASEHOLD DEED OF TRUST, FIXTURES FINANCING STATEMENT, MORTGAGE AND ASSIGNMENT OF RENTS, LEASES AND LEASEHOLD INTERESTS (this "Deed of Trust") is made and entered into as of _________, 1995 by and among AMERICAN RICE, INC., a Texas corporation ("Grantor"), _______ ________________________, an individual, as trustee hereunder ("Trustee"), and U.S. TRUST COMPANY OF TEXAS, N.A., in its capacity as trustee under the Indenture (as hereinafter defined) ("Beneficiary").

                                    Recitals

                 A. Beneficiary and Grantor are the parties to that certain Indenture dated as of _________, 1995 (the "Indenture"). Unless otherwise defined, capitalized terms are used in this Deed of Trust as they are defined in the Indenture.

                 B. Grantor has, under the Indenture, issued its ____% Mortgage Notes due 2005 (the "Notes") in the aggregate principal amount of $100,000,000.

                 C. The Indenture requires that the obligations of Grantor under the Notes and the Indenture be secured by liens and security interests covering certain property of Grantor. In connection therewith, Grantor is executing and delivering this Deed of Trust in accordance with the Indenture.

                 NOW, THEREFORE, in consideration of the foregoing recitals and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Grantor agrees as follows:


                      ARTICLE I. - GRANT OF DEED OF TRUST

                 1.01 Grant of Deed of Trust. Grantor for itself and its successors and assigns, covenants and agrees with Trustee and Beneficiary that at the time of the execution and delivery of this Deed of Trust, Grantor is the true and lawful holder of a leasehold interest in and has the right, full power and lawful authority to, and does hereby, mortgage, pledge, assign, bargain, hypothecate, convey, grant, transfer, warrant and set over unto Trustee, and also to the Substitute Trustee as hereinafter defined, all of Grantor's right, title and interest in and to all of the following property,
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subject only to Liens permitted under the Indenture and the permitted encumbrances set forth on Exhibit "A-1" attached hereto (collectively, the "Permitted Encumbrances"):

                 (a) the lessee's interest (including, without limitation, all present and future rights to possession and use, and all present and future options and other rights to purchase) under that certain Ground Lease and Definitive Agreement Regarding Port Facilities, dated as of June 6, 1985, by and between Brazos River Harbor Navigation District, as lessor, and Grantor, as lessee, as evidenced by that certain Memorandum of Ground Lease recorded in Volume 851, Page 26 of the Official Records of Brazoria County, Texas, including all eight amendments thereto (the "Lease"), covering the real property described on Exhibit "A" hereto and by this reference incorporated herein together with all privileges and appurtenances thereto, and all right, title and interest (including any reversionary interest) now and/or hereafter owned, claimed, held or acquired by Grantor, its successors and assigns, in and to (i) the whole or any part of the above described real property (including all mineral rights and interests of Grantor relating thereto), and/or (ii) any easements, ways, alleys and rights of ingress and egress appurtenant to the above described real property, and/or (iii) any and all strips, gores or pieces of land abutting, bounding, adjoining, adjacent and/or contiguous to the above described real property (whether owned or claimed by deed, limitations or otherwise) and/or (iv) any street or road adjacent and/or contiguous to the above described real property and/or (v) all air rights with respect thereto (said property, rights and interests described in this Section 1.01(a) being herein collectively referred to as the "Land"), and (2) Grantor's right of election (the "365(h) Election") to remain in possession under Section 365(h) of the Bankruptcy Code, as amended from time to time (the "Bankruptcy Code"), or any replacement therefor, in the event that the lessor or landlord thereunder is a debtor thereunder and rejects the Lease (herein collectively called the "Encumbered Lease");

                 (b) any and all buildings, constructions, pipelines and other improvements now or hereafter placed on the Land, as well as all appurtenances, betterments and additions thereto; all and singular the rights, privileges, hereditaments, and appurtenances in any wise incident or appertaining to the Land and/or the improvements thereon, including, without limitation, any and all rights to (i) utilities, utility lines, utility commitments, utility connections, utility capacity, capital recovery charges, impact fees and other fees heretofore paid in connection with same, (ii) reimbursements or other rights pertaining to utilities or utility services provided to the Land and/or the improvements thereon and (iii) the present or future use or availability of waste water facilities, waste water capacity, water, water and storm drainage or other utility facilities to the extent same pertain to or benefit the Land and/or the improvements thereon, including without limitation all reservations of or commitments or letters covering any such use in the future, whether now owned or hereafter acquired;

                 (c) any and all furniture, fixtures, structures, improvements, equipment, machinery (including, without limitation, any and all equipment and machinery used for processing rice and/or rice products), appliances, construction materials, personal property, supplies, tools, paintings, sculptures, murals, art work, books, records and files, and now or hereafter or from time to time situated on or in or used in connection with the Land and/or the improvements thereon, whether or not affixed to the realty, including, but not limited to, lighting, heating, electrical, ventilating, air conditioning, sprinkling, mechanical and plumbing materials, fixtures, supplies and equipment; water and power systems; engines; boilers; furnaces; elevators; pipes; ducts; conduits; motors; refrigeration plants; awnings; shrubbery; ranges; ovens; refrigerators; cabinets; dishwashers; disposals; carpeting, and all after-acquired property in the same categories; and all additions and/or accessions to, and all renewals, substitutions and replacements of any of the foregoing, and all other





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things of whatsoever kind and in any way or at any time belonging or appurtenant to, or used in connection with, any of the other Trust Property (as hereinafter defined);

                 (d) the leasehold under that certain Lease Agreement, dated September 30, 1994, between Grantor, as Landlord, and Comet Ventures, Inc., as tenant, and any and all other leases and leasehold rights now held or hereafter acquired by Grantor for use in connection with or belonging or appertaining to any of Grantor's real property now or hereafter subject to the lien of this Deed of Trust;

                 (e) any and all additions, betterments and improvements hereafter acquired or constructed upon or in connection with any other property, real or personal, now or at any time hereafter subject to the lien of this Deed of Trust;

                 (f) any and all easements, rights of way, servitudes, surface rights, interests in land, permits, licenses, grants affecting land, and all amendments thereof, relating or appurtenant to the Land and/or any of the improvements, fixtures, personal property, easements, rights, interests and/or other items described in Sections 1.01(a) through (e) above, now owned or hereafter acquired, including without limitation, all franchises, privileges, immunities, powers, rights, ordinances, permits, licenses, grants, leases, consents, possessory and prescriptive rights of Grantor in, on, over, under, across and through lands, roads, highways, railroads, canals, channels, waterways, ditches, bridges or structures, or elsewhere, together with Grantor's interest (now owned or hereafter acquired) in all fixtures, improvements and personal property now or hereafter from time to time situated on, in, over, under, across or through, attached to or used in connection with such Trust Property and all rights and appurtenances incident thereto;

                 (g) all of the estate, interest, right, title, other claim or demand, both in law and in equity, including claims or demands with respect to any insurance policies or the proceeds of any insurance in effect with respect thereto, which Grantor now has or may hereafter acquire in any of said property described in Sections 1.01(a) through (f) above, and any other proceeds from any sale or disposition thereof which Grantor now has or may hereafter acquire and any and all awards made for the taking of eminent domain, or by any proceeding or purchase in lieu thereof, of the whole or any part of such property;

                 (h) any and all rights, powers, franchises, privileges, immunities, permits and licenses now or hereafter owned or possessed by Grantor that now or at any time hereafter may be necessary for, or appurtenant to, the use, operation, management, maintenance, renewal, alteration or improvement of any of the other Trust Property; and

                 (i) with respect to the Land and all of the improvements, fixtures, personal property, easements, rights, interests and/or other items described in Sections 1.01(a) through (h) above, all and singular the tenements, hereditaments and appurtenances belonging or in any wise appertaining to such property, or any part thereof, now owned or hereafter acquired, including, without limitation, all reversions, remainders, proceeds, rents, revenues, issues, earnings, income, products and profits thereof, and all the right, title, interest and claim whatsoever, at law as well as in equity, of Grantor in and to the above described property (all of said property, rights and interests described in Sections 1.01(a) through (i) above are hereinafter collectively referred to herein as the "Trust Property").





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The Trust Property and the Security Agreement Collateral (as hereinafter defined) are hereby defined as "Collateral", as that term is used in the Indenture.

                 TO HAVE AND TO HOLD the Trust Property unto Trustee and also unto the Substitute Trustee, and the assigns of Trustee or Substitute Trustee, and Grantor does hereby bind Grantor and the heirs, legal representatives, successors and assigns of Grantor to warrant and forever defend all and singular the Trust Property unto Trustee and also unto the Substitute Trustee, and unto the assigns of Trustee or Substitute Trustee, and against every person or party whomsoever claiming or to claim the same, or any part thereof by, through or under Grantor, subject, however, to the Permitted Encumbrances.

                  This conveyance is made in trust, however, for the purpose of securing in such order of priority as Beneficiary may elect, the indebtedness and obligations described in Section 1.03 hereof.

                 1.02 Status of Title. The leasehold estate created by the Encumbered Lease is not subject to any Liens other than this Deed of Trust and the Permitted Encumbrances. The Lease is in full force and effect without default by any of the parties thereto, and Grantor is the holder of the lessee's or tenant's interest thereunder. Grantor has good right to grant and convey the Trust Property to Trustee for the benefit of Beneficiary and will warrant and defend the same to Trustee, Beneficiary and their respective successors and assigns against the lawful claims and demands of all persons as provided herein. Grantor agrees to protect, preserve and defend Trustee's and Beneficiary's interests in the Trust Property and title thereto as provided herein; to appear and defend this Deed of Trust in any action or proceeding affecting or purporting to affect the Trust Property, the lien or security interest of this Deed of Trust thereon, or any of the rights of Trustee or Beneficiary hereunder, and to pay all reasonable costs and expenses incurred by Trustee or Beneficiary in or in connection with any such action or proceeding, including reasonable attorneys' fees, whether or not any such action or proceeding progresses to judgment and whether or not brought by or against Trustee or Beneficiary. Trustee and Beneficiary shall be reimbursed for any such reasonable costs and expenses in accordance with the provisions of this Deed of Trust and the other Collateral Documents. Trustee or Beneficiary may, but shall not be under any obligation to, appear or intervene in any such action or proceeding and retain counsel therein and defend the same or otherwise take such action therein as it be advised and may settle or compromise the same and, in that behalf and for any of such purposes, may expend and advance such sums of money as it reasonably may deem necessary, and shall be reimbursed therefor in accordance with the provisions of this Deed of Trust and the other Collateral Documents.

                 1.03 Obligations Secured. This Deed of Trust is made in trust, however, for the purpose of securing all of the Obligations of Grantor under the Indenture, the Notes, this Deed of Trust and the other Collateral Documents. Grantor shall pay and perform the Obligations at the times and places and in the manner specified in the Notes and the Indenture. This Deed of Trust shall secure unpaid balances of all loans and other such extensions of credit made under the Collateral Documents after this Deed of Trust is recorded, whether made pursuant to an obligation of Beneficiary to make such loans or extensions or otherwise. Such Obligations and other extensions of credit may or may not be evidenced by notes executed pursuant to the Indenture. All future advances will have the same priority as the original advance. Any agreement hereafter made by Grantor and Trustee or Beneficiary pursuant to this Deed of Trust shall be superior to the rights of the holder of any intervening lien or encumbrance to the extent allowed by law.





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                 1.04     After-Acquired Property.  If Grantor hereafter
acquires (a) any property that is of the kind or nature described in Section
1.01 hereof and is or is intended to become a part thereof, or (b) an interest in any of the Trust Property greater than the interest now held, then such property or interest shall, immediately upon such acquisition, become subject to the lien of this Deed of Trust as fully and completely and with the same effect as though now owned by Grantor and specifically described herein, without need for the delivery and/or recording of a supplement to this Deed of Trust or any other instrument; but nevertheless Grantor shall from time to time, if requested by Trustee or Beneficiary, execute and deliver any and all such further assurances, conveyances and assignments thereof as Trustee or Beneficiary may reasonably require for the purpose of expressly and specifically subjecting to the lien of this Deed of Trust any and all such property or interest.


             ARTICLE II. - COVENANTS CONCERNING THE TRUST PROPERTY

                 2.01     Taxes and Governmental Impositions.

                 (a) Payment. Subject to Section 2.01(b), Grantor will pay, or cause to be paid, promptly, when and as due, all taxes, assessments, charges, fees, fines and impositions of every nature whatsoever charged, imposed, levied or assessed or to be charged, imposed, levied or assessed upon or against the Trust Property or any part thereof, or upon the interest of Trustee or Beneficiary in the Trust Property, as well as all income taxes (excluding income taxes of Trustee or Beneficiary), assessments and other governmental charges lawfully levied and imposed by the United States or any state, county, municipality or other taxing authority in respect of the Trust Property or any part thereof or any charge that, if unpaid, would or could become a lien or charge upon the Trust Property, or any part thereof (the "Impositions").

                 (b) Contests. Grantor shall have the right, before the occurrence of any delinquency of any Imposition, to contest or object to the amount or validity of any such Imposition by appropriate legal proceedings, but such right shall not be deemed or construed in any way as relieving, modifying or extending Grantor's covenant to pay any such Imposition at the time and in the manner provided in Section 2.01(a) hereof, unless Grantor has given prior written notice to Beneficiary of Grantor's intent so to contest or object to an Imposition, and unless: (i) the legal proceedings shall operate conclusively to prevent the sale of the Trust Property, or any part thereof, to satisfy such Impositions prior to final determination of such proceedings; or (ii) Grantor shall furnish a good and sufficient bond or surety in the amount of the Impositions that are being contested plus any interest and penalty that may be imposed thereon and that could become a lien against the Trust Property and in a manner to stay or prevent the sale, or other security reasonably satisfactory to Beneficiary; or (iii) Grantor shall have provided a good and sufficient undertaking as may be required or permitted by law to accomplish a stay of such proceedings; or (iv) Grantor shall have paid such Impositions under protest and is suing to recover any refunds thereof. Subject to the foregoing, and if Beneficiary shall so request, within sixty (60) days after the date when an Imposition is due and payable, Grantor shall deliver to Beneficiary evidence reasonably acceptable to Beneficiary showing the payment of such Imposition.
In the event that Grantor contests or objects to an Imposition in accordance with the foregoing, then Trustor shall promptly and diligently proceed to resolve the dispute concerning the Imposition in a manner not prejudicial to Beneficiary or its rights hereunder.

                 (c) Payment by Beneficiary. Beneficiary shall have the right, after demand to Grantor, to pay any Imposition after the date such Imposition shall have become due if Grantor's failure to pay such Imposition constitutes or would constitute, with the giving of notice by Beneficiary





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or the passage of time, an Event of Default hereunder, unless Grantor shall be contesting such Imposition pursuant to Section 2.01(b) hereof, and to add to the Obligations the amount so paid, together with interest thereon from the date of such payment at the rate of interest on overdue principal set forth in [Section 4.01] of the Indenture (the "Default Rate"), and nothing herein contained shall affect such right and such remedy. Any sums paid by Beneficiary or Trustee in discharge of any Impositions shall be (i) a future advance hereunder and a lien on the Trust Property secured hereby prior to any right or title to, interest in, or claim upon the Trust Property subordinate to the lien of this Deed of Trust, and (ii) payable on demand.

                 (d) No Credit. Grantor shall not claim, demand or be entitled to receive any credit or credits towards the satisfaction of this Deed of Trust or on any interest payable thereon for any taxes assessed against the Trust Property or any part thereof, and shall not claim any deduction from the taxable value of the Trust Property by reason of this Deed of Trust.

                 2.02 Mechanic's and Other Liens. Grantor will not suffer any mechanic's, laborer's, materialmen's, statutory or other lien or any security interest or encumbrance to be created or to remain outstanding (other than Permitted Encumbrances).

                 2.03 Utilities. Grantor will pay, or cause to be paid, when due any charges for utilities, whether public or private, with respect to the Trust Property or any part thereof.

                 2.04     Insurance.

                 (a) Maintenance. Grantor will obtain and maintain insurance with respect to the Trust Property in accordance with the provisions of the Indenture. From and after the entry of judgment of foreclosure, all rights and powers of Beneficiary to settle or participate in the settlement of losses under policies of insurance or to hold and disburse or otherwise control use of insurance proceeds shall continue in Beneficiary as judgment creditor or mortgagee until confirmation of sale.

                 (b) Proceeds. If the Trust Property is materially damaged or destroyed, Grantor shall give prompt notice thereof to Beneficiary and all insurance proceeds shall (except as otherwise provided in [Section 4.16] of the Indenture) be paid to Beneficiary to be applied in accordance with [Section _______] of the Indenture, Grantor hereby assigning such proceeds to Beneficiary.

                 2.05 Condemnation. Immediately upon obtaining knowledge of the institution of any proceedings for the condemnation of the Trust Property, or any material portion thereof, Grantor will notify Beneficiary of the pendency of such proceedings. Grantor hereby assigns, transfers and sets over unto Beneficiary its entire interest in all condemnation proceeds and the same shall be applied in accordance with the provisions of [Section ____] of the Indenture.

                 2.06 Restoration. Restoration of any of the Trust Property after partial or complete casualty or condemnation shall be performed in accordance with the applicable provisions of the Indenture.

                 2.07     Care of the Trust Property.

                 (a) Preservation and Maintenance. Grantor will preserve and maintain the Trust Property in accordance with the provisions of the Indenture.





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                 (b)      Notice of Damage.  If the Trust Property or any part
thereof is materially damaged by fire or any other cause, Grantor will give prompt written notice thereof to Beneficiary.

                 (c) Right to Inspect. Beneficiary or its representative is hereby authorized, with reasonable advance notice to Grantor, to enter upon and inspect the Trust Property at any time during normal business hours.


                            ARTICLE III. - THE LEASE

         3.01 Status of Lease. Grantor represents and warrants that: (a) Grantor has not executed or entered into any modifications or amendments of the Lease either orally or in writing, other than written amendments that have been disclosed to Beneficiary in writing; (b) the Lease is in full force and effect, unmodified by any writing or otherwise, except as previously disclosed by Grantor to Beneficiary; (c) all rent and other charges reserved in the Lease have been paid to the extent they are payable to the date hereof; (d) Grantor enjoys the quiet and peaceful possession of the property demised by the Lease;
(e) Grantor is not in default in any material respect under any of the terms thereof; and (f) to Grantor's knowledge, no event has occurred that, with the giving of notice or the passage of time or both, would constitute such a default or would entitle Grantor or any other party under the Lease to cancel the same or otherwise avoid its obligations.

         3.02 Performance of Lease. Grantor agrees: (a) to promptly and faithfully observe, perform and comply in all material respects with all the terms, covenants and provisions of the Lease on its part to be observed, performed and complied with, at the times set forth therein; (b) to give Beneficiary immediate notice of any material default by anyone under the Lease; and (c) to furnish to Beneficiary such additional information and evidence as Beneficiary may reasonably request in writing concerning the due observance, performance and compliance with the terms, covenants and provisions of the Lease. No release or forbearance of any of Grantor's obligations under the Lease shall release Grantor from any of its obligations under this Deed of Trust, including its obligations with respect to the payment of rent and performance of all of the terms and provisions of the Lease to be performed by Grantor.

         3.03 Cure by Beneficiary. In the event of any default by Grantor in the performance of any of its obligations under the Lease, including, without limitation, any default in the payment of rent and other charges and impositions payable by the tenant thereunder that Beneficiary determines could constitute, with the giving of notice or the passage of time, an Event of Default hereunder, then, in each and every case, Beneficiary may, at its option and without notice (but without any obligation to do so), cause the default or defaults to be remedied and otherwise exercise any and all of the rights of Grantor thereunder in the name of and on behalf of Grantor. Grantor shall, on demand, reimburse Beneficiary for all advances made and expenses incurred by Beneficiary in curing any such default (including, without limitation, reasonable attorneys' fees), together with interest thereon at the highest rate payable from time to time on the Obligations, from the date that an advance is made or expense is incurred, to and including the date the same is paid.

         3.04 No Merger of Estates. It is hereby agreed that the fee title and the leasehold estate in the property demised by the Lease shall not merge but shall always be kept separate and distinct, notwithstanding the union of such estates in the landlord thereunder, Grantor or a third party, whether by purchase or otherwise. If Grantor acquires the fee title or any other estate, title or interest in the Land, or any part thereof, the lien of this Deed of Trust shall attach to, cover and be a lien upon such





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acquired estate, title or interest and such estate, title or interest shall thereupon be and become a part of the Trust Property with the same force and effect as if specifically encumbered herein. Grantor agrees to execute all instruments and documents that Beneficiary may reasonably require to ratify, confirm and further evidence Beneficiary's lien on the acquired estate, title or interest. Furthermore, Grantor hereby appoints Beneficiary its true and lawful attorney-in-fact to execute and deliver all such instruments and documents in the name and on behalf of Grantor. This power, being coupled with an interest, shall be irrevocable as long as any Obligations remain unpaid.

         3.05 No Assignment of Lease. Anything herein to the contrary notwithstanding, this Deed of Trust shall not constitute an assignment of the Lease within the meaning of any provisions thereof prohibiting its assignment and Beneficiary shall have no liability or obligation thereunder by reason of its acceptance of this Deed of Trust.

         3.06 Maintenance of Lease. Grantor will not, except upon expiration of the Lease, surrender its leasehold estate under the Lease, nor terminate or cancel the Lease. Grantor shall not agree to any amendment of the Lease without the prior written consent of Beneficiary, which shall not be unreasonably withheld.

         3.07    Treatment of Lease in Bankruptcy.

                 (a) 365(h) Election. If the lessor under the Lease (the "Lessor") rejects or disaffirms, or seeks or purports to reject or disaffirm, the Lease pursuant to any bankruptcy law, then Grantor shall not, except as otherwise provided in this paragraph, exercise the 365(h) Election, or any comparable right provided under any other bankruptcy law. To the extent permitted by law, Grantor shall not suffer or permit the termination of the Lease or relinquishment of its possession of its leasehold by exercise of the 365(h) Election or otherwise without Beneficiary's consent. Grantor acknowledges that because the Lease is a primary element of Beneficiary's security for the Obligations secured hereunder, it is not anticipated that Beneficiary would consent to termination of the Lease. If Grantor makes any 365(h) Election in violation of this Deed of Trust, then such 365(h) Election shall be void and of no force or effect.

                 (b) Assignment to Beneficiary. Grantor hereby assigns to Beneficiary the 365(h) Election with respect to the Lease. Grantor acknowledges and agrees that the foregoing assignment of the 365(h) Election and related rights is one of the rights that Beneficiary may use at any time to protect and preserve Beneficiary's other rights and interests under this Deed of Trust. Grantor further acknowledges that exercise of the 365(h) Election in favor of terminating the Lease would constitute waste prohibited by this Deed of Trust. Grantor acknowledges and agrees that the 365(h) Election is in the nature of a remedy available to Grantor under the Lease, and is not a property interest that Grantor can separate from the Lease as to which it arises. Therefore, Grantor agrees and acknowledges that exercise of the 365(h) Election in favor of preserving the right to possession under the Lease shall not be deemed to constitute Beneficiary's taking or sale of the Trust Property (or any element thereof) and shall not entitle Grantor to any credit against the Obligations secured hereunder or otherwise impair Beneficiary's remedies.

                 (c) Scope of Collateral. Grantor acknowledges that if the 365(h) Election is exercised in favor of Grantor's remaining in possession under the Lease, then Grantor's resulting occupancy rights, as adjusted by the effect of Section 365 of the Bankruptcy Code, shall then be part of the Trust Property and shall be subject to the lien of this Deed of Trust.





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                       ARTICLE IV. - ASSIGNMENT OF RENTS

                 4.01 Assignment of Rents and Leases. As additional consideration for the Obligations and subject to the remaining terms and provisions set forth in this Article IV, Grantor hereby assigns, transfers and sets over absolutely and unconditionally to Beneficiary, Trustee and to their respective successors and assigns, all of Grantor's rights in, to and under the following:

                 (a) all leases or subleases (if any) written or oral, now in existence or hereafter arising and all agreements for the use and occupancy of all or any portion of the Trust Property (the "Leases");

                 (b) any and all guaranties of the obligations of the tenants (the "Tenants") under any of such Leases; and

                 (c) the immediate and continuing right to collect and receive all of the rents, income, receipts, revenues, issues and profits now due or that may become due or to which Grantor may now or hereafter (whether during any applicable period of redemption, or otherwise) become entitled or may demand or claim, arising or issuing from or out of the Leases, or from or out of the Trust Property or any part thereof (collectively, the "Rents").

                 4.02 Grantor's Limited License. Provided that no Event of Default hereunder exists and no event has occurred that with notice, or lapse of time, or both would constitute an Event of Default hereunder, Grantor shall have the right under a license granted hereby and Beneficiary hereby grants to Grantor a license to collect, but not more than one month in advance, all of the Rents arising from or out of the Leases or any renewals or extensions thereof, or from or out of the Trust Property or any part thereof, but only as trustee for the benefit of Beneficiary. Grantor shall apply the Rents so collected first to payment of any and all amounts due and payable under the Indenture. Thereafter, so long as no Event of Default hereunder exists and no event has occurred that with notice, or lapse or time or both would constitute an Event of Default hereunder, Grantor may use the Rents in any manner not inconsistent with the Indenture. The license granted hereby shall be revoked automatically upon the occurrence of an Event of Default hereunder.

                 4.03 Limitation. The acceptance by Beneficiary of the assignment provided in this Article IV, together with all of the rights, powers, privileges and authority created in this Article IV or elsewhere in this Deed of Trust, shall not, prior to entry upon and taking possession of the Trust Property by Beneficiary, be deemed or construed to constitute Beneficiary a "mortgagee in possession" nor thereafter or at any time or in any event obligate Beneficiary to appear in or defend any action or proceeding relating to the Leases, the Rents or the Trust Property or to take any action hereunder or to expend any money or incur any expenses or perform or discharge any obligation or responsibility for any security deposits or other deposits delivered to Grantor by any Tenant and not assigned and delivered to Beneficiary, nor shall Beneficiary be liable in any way for any injury or damage to person or property sustained by any person or persons, firm or corporation in or about the Trust Property.

                 4.04 Remedies. If an Event of Default hereunder has occurred and during the continuance thereof, in addition to all other rights and remedies of Beneficiary as set forth under Article V hereof, Beneficiary shall have the following rights and remedies:

                 (a) Possession and/or Collection of Rent. Beneficiary, without first being required to (i) foreclose, (ii) take any actions to foreclose, (iii) institute any legal proceedings of any kind whatsoever or (iv) exercise any other actions or remedies hereunder or at law or in equity, shall have the exclusive right and power (but not the obligation) (A) to enter upon and take possession of the Trust Property or any part thereof, (B) to rent or re-rent the same, either in the name of Beneficiary or Grantor and/or (C) to receive all Rents from the Trust Property. Beneficiary shall apply any Rents received by Beneficiary first, to the costs and expenses incurred by Beneficiary in protecting and operating the Trust Property (as more fully set forth in Section 4.05 below), and next, to the payment of the Obligations in such manner and in such order of priority as Beneficiary shall determine. Any such action by Beneficiary shall not operate as a waiver of the Event of Default hereunder in question, or as an affirmance of any Leases or of the rights of any Tenant in the event title to that part of the Trust Property covered by the Leases or held by the Tenant should be acquired by Beneficiary or other purchaser at a foreclosure sale. The right of Beneficiary to receive all Rents from the Trust Property upon the occurrence and during the continuance of any Event of Default hereunder shall be applicable whether or not Beneficiary has entered upon, foreclosed, taken any actions to foreclose or taken possession of the Trust Property, whether or not Beneficiary has instituted any legal proceedings of any kind whatsoever, or whether or not Beneficiary has otherwise attempted to exercise any other actions or remedies hereunder or at law or in equity. If any such Rents are paid to or received by Grantor, Grantor shall hold same in trust for Beneficiary and immediately pay the same to Beneficiary, without the necessity of any request or demand therefor. Until receipt from Beneficiary of notice of the occurrence of an Event of Default hereunder, all Tenants of the Leases and any successors to the leasehold interest of such Tenants may pay Rents directly to Grantor, but after notice of the occurrence of any Event of Default hereunder and during the continuance of same, Grantor covenants to and shall hold all Rents paid to Grantor in trust for Beneficiary. Grantor hereby authorizes and directs all Tenants of the Leases herein described, and any successors to the leasehold interest of said Tenants, upon receipt of any notice from Beneficiary stating that an Event of Default hereunder has occurred, to pay to Beneficiary the Rents due and to become due under said Leases. Grantor agrees that said Tenants shall have the right to rely upon any such notice and request by Beneficiary without any obligation or right to inquire as to whether an Event of Default hereunder actually exists hereunder and notwithstanding any notice from or claim of Grantor to the contrary, and Grantor shall have no right or claim against said Tenants for any such Rents so paid by the Tenants to Beneficiary. In such event, receipt by Beneficiary of Rents from such Tenants or their successors shall be a release of such Tenants or their successors to the extent of all amounts so received by Beneficiary.

                 (b) Management. Beneficiary, at its option, may take over and assume the management, operation and maintenance of the Trust Property and perform all acts necessary and proper and expend such sums out of the income of the Trust Property as may be needful in connection therewith, in the same manner and to the same extent as Grantor theretofore might do, including the right to enter into new leases, to cancel or surrender existing Leases, to alter or amend the terms of existing Leases, to renew existing Leases or to make concessions to Tenants. Grantor hereby releases all claims against Beneficiary arising out of such management, operation and maintenance, except the liability of Beneficiary to account as hereinafter set forth.

                 4.05 Application of Income. Beneficiary shall, after payment of all proper charges and expenses, including reasonable compensation to any managing agent as it shall select and employ, and after the accumulation of a reserve to meet taxes, assessments and insurance as herein required in requisite amounts, credit the net amount of income received by it from the Trust Property by virtue of this absolute assignment to any amounts due and owing to it by Grantor under the terms hereof, but the manner of the application of said net income and what items shall be credited shall be determined in the sole discretion of Beneficiary. Without impairing its rights hereunder, Beneficiary may, at its option, at any time and from time to time, release to Grantor Rents received by Beneficiary, or any portion of such Rents. Beneficiary shall not be liable for its failure to collect, or its failure to exercise diligence in the collection of Rents, but shall be accountable only for Rents that Beneficiary shall actually receive. Beneficiary shall not be accountable for more monies than it actually receives from the Trust Property nor shall it be liable for failure to collect Rents.

                 4.06 Merger. There shall be no merger of the leasehold estates created by the Leases with the fee estate of the Land without the prior written consent of Beneficiary.

                 4.07 Term. This absolute assignment shall remain in full force and effect so long as the Obligations or any part thereof to Beneficiary remains unpaid or unsatisfied, in whole or in part.

                 4.08 Actions of Trustee. All provisions hereof shall inure to the benefit of and all actions authorized hereunder shall be exercisable by Trustee or the Substitute Trustee at Beneficiary's request.

                 4.09 PARTIES INTENT. AS BETWEEN BENEFICIARY AND GRANTOR, AND ANY PERSON OR ENTITY CLAIMING THROUGH OR UNDER GRANTOR, OTHER THAN ANY TENANT UNDER ANY OF THE LEASES (OR THE SUCCESSOR OF ANY SUCH TENANT) WHO HAS NOT RECEIVED ANY NOTICE OF AN EVENT OF A DEFAULT HEREUNDER, THE ASSIGNMENT CONTAINED IN THIS ARTICLE IV IS INTENDED TO BE ABSOLUTE, UNCONDITIONAL AND PRESENTLY EFFECTIVE AND THESE PROVISIONS ARE INTENDED SOLELY FOR THE BENEFIT OF EACH TENANT UNDER ANY OF THE LEASES (OR THE SUCCESSOR OF ANY SUCH TENANT) AND SHALL NEVER INURE TO THE BENEFIT OF GRANTOR OR ANY PERSON CLAIMING THROUGH OR UNDER GRANTOR, OTHER THAN A TENANT UNDER ANY OF THE LEASES (OR THE SUCCESSOR OF ANY SUCH TENANT) WHO HAS NOT RECEIVED SUCH NOTICE. IT SHALL NEVER BE NECESSARY FOR BENEFICIARY TO INSTITUTE LEGAL PROCEEDINGS OF ANY KIND WHATSOEVER OR TO TAKE ANY OTHER ACTIONS HEREUNDER OR AT LAW OR IN EQUITY TO ENFORCE THE PROVISIONS OF THIS ARTICLE IV.


                       ARTICLE V. - DEFAULTS AND REMEDIES

                 5.01 Events of Default. An Event of Default shall mean the occurrence of any Event of Default under the Indenture, which Events of Default are incorporated herein by this reference.

                 5.02 Performance of Defaulted Acts. From and after the occurrence of an Event of Default hereunder, Beneficiary may, but need not, make any payment or perform any act herein required of Grantor in any form and manner deemed expedient, including, without limitation, making full or partial payments of principal or interest on prior encumbrances, if any, and purchasing, discharging, compromising or settling any tax lien or other prior lien or title or claim thereof, or redeeming from any tax sale or forfeiture affecting the Trust Property or contesting any tax or assessment. All moneys paid for any of the purposes herein authorized and all expenses paid or incurred in connection therewith, including reasonable attorneys' fees (including fees of in house counsel), shall be included among the Obligations and shall be due and payable upon demand and with interest thereon from the date of such payment or expense at the Default Rate. Inaction of Beneficiary shall never be considered as a waiver of any right accruing to it hereunder on account of any default on the part of Grantor. Beneficiary, in making any payment hereby authorized relating to taxes or assessments, may do so according to any bill, statement or estimate procured from the appropriate public office without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof.

                 5.03 Remedies of Beneficiary. If the Obligations are fully paid and performed as and when the same become due, and if all of Grantor's covenants and agreements herein are fully kept and performed, then this conveyance shall thereupon become of no further force and effect and shall be released by Beneficiary or other holder(s) of the Obligations in accordance with the terms of the Indenture. But in case there occurs any Event of Default hereunder, then Beneficiary may, at its election by or through Trustee or otherwise, exercise any or all of the rights, remedies and recourses as set forth in this Article V.

                 5.04 Acceleration of Obligations. Beneficiary may declare the entirety of the Obligations, including the Notes herein described and all principal, accrued interest, court costs and attorneys' fees hereunder, immediately due and/or payable, without notice of intention to accelerate, notice of acceleration, presentment, protest, demand or action of any nature whatsoever (each of which hereby is expressly waived by Grantor), whereupon the same shall become immediately due and payable.

                 5.05 Foreclosure. Beneficiary may sell or offer for sale the Trust Property in such portions, order and parcels as Beneficiary may determine, with or without having first taken possession of the same, to the highest bidder for cash at public auction. Such sale shall be made at the courthouse of the county wherein the Land (or any of that portion thereof to be sold) is situated (whether the parts or parcels thereof, if any, in different counties are contiguous or not, and without the necessity of having any personal property that is subject to this Deed of Trust present at such sale) on the first Tuesday of any month between the hours of 10:00 a.m. and 4:00 p.m. after posting a written or printed notice or notices of the place, the earliest time at which the sale will begin and terms of the sale of the Trust Property for twenty-one (21) days prior to the date of the sale at the courthouse door of the county in which the sale is to be made and at the courthouse door of any other county in which a portion of the Trust Property may be situated and filing a copy of such notice(s) in the office of the county clerk in each of such counties, and by serving written notice of the proposed sale at least twenty-one (21) days preceding the date of sale by certified mail on each debtor obligated to pay the Obligations according to the records of Beneficiary. Service of such notice shall be completed upon deposit of the notice, enclosed in an envelope, properly stamped and addressed to such debtor at the most recent address as shown by the records of Beneficiary, in a post office or official depository under the care and custody of the United States. It is agreed that the posting and transmittal of notices may be performed by Trustee, Beneficiary, or by any person acting for them. In lieu of the foregoing, the sale may be accomplished by following the procedures permitted or required by Section 51.002 of the Texas Property Code, as same may be amended from time to time, relating to the sale of real estate and/or by the Texas Uniform Commercial Code-Secured Transactions (same being Chapter 9 of the Texas Business and Commerce Code) relating to the sale of personal property collateral after default by a debtor (as said Section and Chapter may now exist or may hereafter be amended or succeeded), or by any other present or subsequent articles or enactments relating to the same. Nothing contained in this Section 5.05 shall be construed to limit in any way Trustee's rights to sell the Trust Property by private sale if, and to the extent, that such private sale is permitted under the laws of the State of Texas or by public or private sale after entry of judgment by any court of competent jurisdiction ordering the same. At any such sale (a) whether made under power herein contained, Section 51.002 of the Texas Property Code, the Texas Uniform Commercial Code-Secured Transactions, any other legal requirement or by virtue of any judicial procedure or any other legal right, remedy or recourse, it shall not be necessary for Trustee to have physically present, or to have constructive possession of, the Trust Property (Grantor hereby covenanting and agreeing to deliver to Trustee any portion of the Trust Property not actually or constructively possessed by Trustee immediately upon demand by Trustee), and the title to and right of possession of any such property shall pass to the purchaser thereof as completely as if the same had been actually present and delivered to purchaser at such sale; (b) each instrument of conveyance executed by Trustee shall contain a general warranty of title, binding upon Grantor; (c) each and every recital contained in any instrument of conveyance made by Trustee shall conclusively establish the truth and accuracy of the matters recited therein, including, without limitation, nonpayment of the Obligations, advertisement and conduct of such sale in the manner provided herein and otherwise by law and appointment of any successor to Trustee hereunder; (d) any and all prerequisites to the validity thereof shall be conclusively presumed to have been performed; (e) the receipt of Trustee or of such other party or officer making the sale shall be a sufficient discharge to the purchaser or purchasers for his or their purchase money and no such purchaser or purchasers, or his or their assigns or personal representatives, shall thereafter be obligated to see to the application of such purchase money or be in any way answerable for any loss, misapplication or nonapplication thereof; (f) to the fullest extent permitted by law, Grantor shall be completely and irrevocably divested of all of its right, title, interest, claim and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar, both at law and in equity, against Grantor, and against any and all other persons claiming or to claim the property sold or any part thereof, by, through or under Grantor; and
(g) to the extent and under such circumstances as are permitted by law, Beneficiary may be a purchaser at any such sale.

                 5.06 Application of Proceeds of Foreclosure Sale. The proceeds of any foreclosure sale of the Trust Property shall be distributed and applied in the following order or priority: first, on account of all costs and expenses incident to the foreclosure proceedings, including all such sums expended under the terms of this Article V; second, all other items that under the terms hereof constitute Obligations in accordance with the Indenture; and third, any excess to Grantor, its successors and assigns, as their rights may appear.

                 5.07 Possession. Upon the occurrence of an Event of Default hereunder, Beneficiary shall, at its option, have the right, acting through its agents or attorneys, to enter upon and take possession of the Trust Property, expel and remove any persons, goods, or chattels, occupying or upon the same, and to collect or receive all the rents, issues and profits thereof, and to manage and control the same, and to lease the same or any part thereof from time to time, and, after deducting all reasonable attorney's fees (including charges for inside counsel), and all reasonable expenses incurred in the protection, care, maintenance, management and operation of the Trust Property, apply the remaining net income upon the Obligations or upon any deficiency decree entered in any foreclosure proceedings. If Grantor remains in possession of all or any part of the Trust Property after an Event of Default and without Beneficiary's prior written consent thereto, Grantor shall be considered a tenant at sufferance, and Beneficiary may invoke any and all legal remedies to dispossess Grantor, including, specifically, one or more actions for forcible entry and detainer, trespass to try title and writ of restitution. Nothing contained in the foregoing sentence shall, however, be construed to impose any greater obligation or any prerequisites to acquiring possession of the Trust Property after an Event of Default that would have existed in the absence of such sentence.

                 5.08 Appointment of Receiver. Beneficiary may, upon, or at any time after commencement of foreclosure of the lien and security interest provided for herein or any legal proceedings hereunder, make application to a court of competent jurisdiction as a matter of strict right and without notice to Grantor or regard to the adequacy of the Trust Property as security for the repayment of the Obligations, for appointment of a receiver of the Trust Property, and Grantor hereby irrevocably consents to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Trust Property upon such terms as may be approved by such court, and shall apply all income from the Trust Property in accordance with the provisions governing proceeds set forth herein.

                 5.09 Additional Provisions Relating to a Sale of the Trust Property. The following provisions shall also apply with regard to Beneficiary's rights and remedies hereunder:

                 (a) the Trust Property may be sold in one or more parcels and in such manner and order as Trustee, at the direction of Beneficiary, may elect, it being expressly understood and agreed that the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales but other and successive sales may be made until all of the Trust Property has been sold or until the Obligations have been fully satisfied. As among the various counties in which items of the Trust Property may be situated, sales in such counties may be conducted in any order that Trustee may deem expedient; and any one or more of such sales may be conducted in the same month, or in successive or different months, as Trustee may deem expedient;

                 (b) to the fullest extent permitted by law, Grantor hereby irrevocably and unconditionally waives and releases (i) all benefits that might accrue to Grantor by any present or future law exempting the Trust Property from attachment, levy, or sale on execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption or extension of time for payment; (ii) all notices of any Event of Default (except as may be provided for under the terms hereof) or of Beneficiary's or Trustee's election to exercise or his actual exercise of any right, remedy or recourse provided for under this Deed of Trust; and (iii) any right to appraisal or marshalling of assets or a sale in inverse order of alienation;

                 (c) in case Beneficiary shall have proceeded to invoke any right, remedy or recourse permitted under this Deed of Trust and shall thereafter elect to discontinue or abandon the same for any reason, Beneficiary shall have the unqualified right so to do and, in such event, Grantor and Beneficiary shall be restored to their former positions with respect to the Obligations, the Trust Property and otherwise, and the rights, remedies, recourses and powers of Beneficiary shall continue as if same had never been invoked; and

                 (d) Beneficiary shall have the right to become the purchaser at the sale or sales of the Trust Property hereunder or pursuant to any other means, and shall have the right to be credited on the amount of its bid therefor all of the Obligations due and owing as of the date of said sale.

                 5.10 Installment Foreclosure. If default is made in the payment of any installment constituting a part of the Obligations or any of the Notes secured by this instrument, or in payment of any other part of such Obligations, Beneficiary shall have the option to proceed with foreclosure in satisfaction of such item or items, either through the courts or by directing Trustee or the Substitute Trustee to proceed with a foreclosure, conducting the sale as herein provided and without declaring the whole debt or all of the Obligations due, and in such event, the sale may be made subject to the unmatured part of the Obligations, but as to the unmatured part of the Obligations, this Deed of Trust shall remain in full force and effect just as though no sale had been made under the provisions of this paragraph. Multiple sales may be made hereunder without exhausting the right of sale for any unmatured part of the Obligations, it being the purpose hereof to provide for a foreclosure and sale of the Trust Property, in whole or in part, for any matured portion of the Obligations without exhausting the power of foreclosure and the power to sell the Trust Property, in whole or in part, for any other part of the Obligations, whether then matured or subsequently maturing.

                 5.11 Substitute Trustee. In case of the resignation of Trustee, or the inability (through death or otherwise), refusal or failure of Trustee to act, or at the option of Beneficiary or the holder(s) of a majority of the Obligations for any other reason (which reason need not be stated), a substitute Trustee (herein referred to as the "Substitute Trustee") may be named, constituted and appointed by Beneficiary or the holder(s) of a majority of the Obligations, without formality other than an appointment and designation in writing, which appointment and designation shall be full evidence of the right and authority to make the same and of all facts therein recited, and this conveyance shall vest in the Substitute Trustee the title, powers and duties herein conferred on Trustee originally named herein, and the conveyance of the Substitute Trustee to the purchaser(s) at any sale of the Trust Property or any part thereof shall be equally valid and effective. The right to appoint a Substitute Trustee shall exist as often and whenever from any of said causes, Trustee, original or Substitute, resigns or cannot, will not or does not act, or Beneficiary or the holder(s) of a majority of the Obligations desires to appoint a new Trustee. No bond shall ever be required of Trustee, original or Substitute. The recitals in any conveyance made by Trustee, original or Substitute, shall be accepted and construed in court and elsewhere as prima facie evidence and proof of the facts recited, and no other proof shall be required as to the request by Beneficiary or the holder(s) of a majority of the Obligations to Trustee to enforce this Trust, or as to the notice of or holding of the sale, or as to any particulars thereof, or as to the resignation of Trustee, original or Substitute, or as to the inability, refusal or failure of Trustee, original or Substitute, to act, or as to the election of Beneficiary or the holder(s) of a majority of the Obligations to appoint a new Trustee, or as to appointment of a Substitute Trustee, and all prerequisites of said sale shall be presumed to have been performed; and each sale made under the powers herein granted shall be a perpetual bar against Grantor and the heirs, personal representatives, successors and assigns of Grantor. Trustee, original or substitute, is hereby authorized and empowered to appoint any one or more persons as attorney-in-fact to act as Trustee under it and in its name, place and stead in order to take any actions that Trustee is authorized and empowered to do hereunder, such appointment to be evidenced by an instrument signed and acknowledged by said Trustee, original or Substitute; and all acts done by said attorney-in-fact shall be valid, lawful and binding as if done by said Trustee, original or Substitute, in person.

                 5.12 Rights Cumulative. No remedy or right of Beneficiary shall be exclusive of, but each such remedy or right shall be in addition to, every other remedy or right now or hereafter existing at law or in equity. No delay in the exercise or omission to exercise of any remedy or right accruing on any default shall impair any such remedy or right or be construed to be a waiver of any such default or an acquiescence therein, nor shall it affect any subsequent default of the same or a different nature. Every such remedy or right may be exercised concurrently or independently, and when and as often as may be deemed expedient by Beneficiary. Grantor agrees that without affecting the liability of any person for payment of the Obligations or affecting the lien of this Deed of Trust upon the Trust Property or any part thereof Beneficiary may at any time and from time to time, on request of Grantor, without notice to any person liable for payment of any Obligations, extend the time or agree to alter the terms of payment of such indebtedness. Acceptance by Beneficiary of any payment in an amount less than the amount then due on the Obligations shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall continue to be an Event of Default hereunder. At any time thereafter and until the entire amount then due on the debt has been paid, Beneficiary shall be entitled to exercise all rights conferred upon it in this Deed of Trust upon the occurrence of an Event of Default hereunder.

                 5.13 Protective Advances. All advances, disbursements and expenditures made or incurred by Beneficiary before and during a foreclosure, and at any time prior to sale, and, where applicable, after sale, and during the pendency of any related proceedings, for the following purposes, in addition to those otherwise authorized by this Deed of Trust (collectively "Protective Advances"), shall have the benefit of the following provisions:

                 (a) all advances by Beneficiary in accordance with the terms of this Deed of Trust to: (i) preserve, maintain, repair, restore or rebuild the improvements upon the Trust Property; (ii) preserve the lien of this Deed of Trust or the priority hereof; or (iii) enforce this Deed of Trust;

                 (b) payments by Beneficiary of: (i) principal, interest or other obligations in accordance with the terms of any senior deed of trust or other prior lien or encumbrance on the Trust Property; (ii) real estate taxes and assessments, general and special and other taxes and assessments of any kind or nature whatsoever that are assessed or imposed upon the Trust Property or any part thereof; (iii) other obligations authorized by this Deed of Trust; or (iv) with court approval, any other amounts in connection with other liens, encumbrances or interests reasonably necessary to preserve the status of title to the Trust Property (the payments described in this subparagraph 5.13(b) shall be subject to the Permitted Encumbrances);

                 (c) advances by Beneficiary in settlement or compromise of any claims asserted by claimants under senior deeds of trust or any other prior liens;

                 (d) reasonable attorneys' fees and other costs incurred (including charges for inside counsel): (i) in connection with the foreclosure of this Deed of Trust; (ii) in connection with any action, suit or proceeding brought by or against Beneficiary for the enforcement of this Deed of Trust or arising from the interest of Beneficiary hereunder; or (iii) in preparation for or in connection with the commencement, prosecution or defense of any other action that could materially adversely affect the lien of this Deed of Trust or the Trust Property; and

                 (e) expenses incurred and expenditures made by Beneficiary for any one or more of the following: (i) premiums for casualty and liability insurance paid by Beneficiary whether or not Beneficiary or a receiver is in possession, if reasonably required, in reasonable amounts, and all renewals thereof; (ii) repair or restoration of damage or destruction in excess of available insurance proceeds or condemnation awards; (iii) payments deemed by Beneficiary to be required for the benefit of the Trust Property or required to be made by the owner of the Trust Property under any grant or declaration of easement, easement agreement, agreement with any adjoining land owners or instruments creating covenants or restrictions for the benefit of or affecting the Trust Property; and (iv) shared or common expense assessments payable to any association or corporation in which the owner of the Trust Property is a member in any way affecting the Trust Property.

                 All Protective Advances shall be additional Obligations secured by this Deed of Trust, and shall become immediately due and payable upon demand and with interest thereon from the date of the advance until paid at the Default Rate. This Deed of Trust shall be a lien for all Protective Advances as to subsequent purchasers and judgment creditors from the time this Deed of Trust is recorded.

                 All Protective Advances shall, except to the extent, if any, that any of the same is clearly contrary to or inconsistent with applicable law, apply to and be included in:

                 (a) any determination of the amount of indebtedness secured by this Deed of Trust at any time;

                 (b) the indebtedness found due and owing to Beneficiary upon foreclosure and any subsequent supplemental judgments, orders, adjudications or finding by the court of any additional indebtedness becoming due;

                 (c) determination of amounts deductible from sale proceeds;

                 (d) application of income in the hands of any receiver or Beneficiary in possession; and

                 (e) computation of any deficiency judgment pursuant to applicable law.

                 5.14     Environmental Matters.

                 (a) Compliance. Grantor shall comply in all material respects with all local, state, and federal environmental laws, ordinances, rules, regulations, and requirements applicable to the Trust Property (collectively, "Environmental Laws"). If Grantor fails to so comply, after notice to Grantor and a reasonable opportunity to comply, and if such failure by Grantor could constitute an Event of Default hereunder, Beneficiary may (without limiting any other rights and remedies of Beneficiary) protect its secured interest by causing compliance of the Trust Property at Grantor's expense. Any amounts expended by Beneficiary to cause such compliance with Environmental Laws shall be paid by Grantor to Beneficiary on demand, with interest on all such amounts expended from the date of the expenditure until paid at the Default Rate.

                 (b)      Hazardous Substances.

                          (i)     "Hazardous Substances" shall mean:  (A) those
substances included within the definitions of hazardous substances, hazardous materials, toxic substances, or solid waste in CERCLA, RCRA, the Hazardous Materials Transportation Act (49 U.S.C. Sections 1801 et seq.), or any other federal, state, or local laws, and in the regulations promulgated pursuant to such laws; (B) those substances listed in the United States Department of Transportation Table (49 C.F.R. 172.101 and amendments) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 C.F.R.
Part 302 and amendments); (C) such other substances, materials, and wastes that are or that become regulated under applicable Environmental Laws; and (D) any material, waste, or substance that is (1) petroleum; (2) friable asbestos; (3) polychlorinated biphenyls; (4) designated as a hazardous substance pursuant to
Section 311 of the Clean Water Act (33 U.S.C. Sections 1251 et seq.) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. 1317); (5) flammable explosives; or (6) radioactive materials.

                          (ii)    Grantor shall promptly remove and clean up,
or otherwise deal with, any Hazardous Substances located on the Trust Property if any Environmental Laws so require the same. If Grantor fails to so comply after notice and a reasonable opportunity to comply, Beneficiary may, if such failure by Grantor could constitute an Event of Default hereunder, either declare this Deed of Trust to be in default or protect its secured interest by causing such Hazardous Substances to be remediated to levels that are minimally acceptable to all applicable regulators or agencies having jurisdiction over the Trust Property at Grantor's expense.

                          (iii)   Grantor shall keep the Trust Property free of
(A) any Hazardous Substances, if any Environmental Laws so require the same, and (B) any lien other than Permitted Encumbrances imposed pursuant to any Environmental Laws.

                          (iv)    Grantor shall notify Beneficiary promptly of
Grantor's discovery of (A) the release of any Hazardous Substance
("Contamination") on the Trust Property or any property so situated as to pose a material risk that such Hazardous Substance may spread onto the Trust Property ("Adjacent Property"), and/or (B) any past or present material violation of any Environmental Law on the Trust Property or any Adjacent Property.

                          (v)     Grantor unconditionally assigns, transfers,
and sets over to Beneficiary all of Grantor's claims and rights to the payment of damages that may arise from (A) any Contamination on the Trust Property caused by the spread of such Contamination from any Adjacent Property and/or
(B) the violation of any Environmental Law on any Adjacent Property (the "Assigned Environmental Rights"). Until the occurrence of an Event of Default hereunder, Grantor shall (without limiting any other rights and remedies of Beneficiary) have the right to receive such payments. If an Event of Default hereunder has occurred and is continuing, Beneficiary shall have the right to elect either of the following options (which election Beneficiary may change from time to time):

                                  1.       Beneficiary may proceed against the
owner of such Adjacent Property (or the receiver, trustee, custodian, or other party) in Grantor's name or in Beneficiary's name as agent for Grantor. Grantor agrees to cooperate with Beneficiary in such action and shall execute any and all documents required in furtherance of such action; or

                                  2.       At Beneficiary's option, Grantor may
proceed in Grantor's and Beneficiary's behalf in which event Beneficiary may participate in any such proceedings and Grantor from time to time shall deliver to Beneficiary all instruments that Beneficiary requests or may require to permit such participation (provided that if the original of any such instrument need not be delivered to Beneficiary in order to permit such participation, Grantor may deliver to Beneficiary a copy of the same).

                          However, Beneficiary shall not initiate such a
proceeding, nor involve itself in such an already existing proceeding, unless Grantor shall have failed to proceed in Grantor's and Beneficiary's behalf promptly upon receiving notice from Beneficiary to do so. Grantor shall, at its expense, diligently prosecute any such proceedings, deliver to Beneficiary copies of all papers served in connection with any such proceedings, and consult and cooperate with Beneficiary and its respective attorneys and agents in carrying on the prosecution of any such proceedings. Grantor shall not settle any such proceeding without Beneficiary's consent, which consent shall not be unreasonably withheld. This assignment constitutes a present, irrevocable, and unconditional assignment of the foregoing claims, rights, and remedies, and shall continue in effect until the Obligations have been satisfied in full. Any amounts that Beneficiary receives as damages arising out of any Contamination of the Trust Property or the violation of any Environmental Law on any Adjacent Property shall be applied first to Beneficiary's costs and expenses (including, without limitation, reasonable attorneys' fees) (including charges for inside counsel) incurred in connection with the exercise of the Assigned Environmental Rights.

                 (c) Asbestos. Grantor shall not install nor permit to be installed on or in the Trust Property friable asbestos or any substance containing asbestos except as permitted by federal or state regulations respecting such material, and with respect to any such material currently present on or in the Trust Property, Grantor, at its expense, shall promptly either (i) remove any material that such regulations deem hazardous and require to be removed or (ii) otherwise comply with such federal and state regulations. If Grantor shall fail to so remove or otherwise comply, Beneficiary may, after notice to Grantor and a reasonable opportunity to comply, and if such failure by Grantor could constitute an Event of Default hereunder, do whatever is necessary to eliminate such substances from the Trust Property to the extent required by applicable law or otherwise comply with the applicable law, regulation, or order, and the costs thereof, together with interest thereon from the date of such payment at the Default Rate, shall be added to the Obligations secured by this Deed of Trust. Grantor shall give Beneficiary and its agents and employees access to the Trust Property to remove, remediate, encapsulate or otherwise treat such asbestos or substances. Grantor shall defend, indemnify and save Beneficiary harmless from all costs and expenses (including consequential damages) asserted or proven against Beneficiary by any party, as a result of the presence of such substances, and any required removal or compliance with regulations. The foregoing indemnification shall survive repayment of the Notes.

                 (d) Environmental Inspections. Beneficiary may, at any time after the occurrence of an Event of Default hereunder, enter the Trust Property to ascertain its environmental condition and in so doing may sample building materials, take soil samples, test borings and otherwise inspect the Trust Property. The costs and expenses paid or incurred by Beneficiary in connection with such inspections and activities shall be reimbursed by Grantor and shall constitute additional Obligations secured by this Deed of Trust.

                 (e) Limitation on Breaches. Notwithstanding anything in this Deed of Trust to the contrary, no failure by Grantor to comply with any obligations imposed pursuant to this Section 5.14 shall constitute a breach by Grantor under this Section 5.14 unless and until Grantor fails either to:

                          (i)     within thirty (30) days of receipt of notice
of such failure, cure such failure; or

                          (ii)    where such failure can, in the reasonable
judgment of Grantor, be cured, but, in such reasonable judgment, cannot be cured within such thirty (30) day period, provide Beneficiary within such thirty (30) day period with a written plan for completing such cure, which plan shall set forth (A) the actions to be taken by Grantor to complete such cure;
(B) the estimated cost of such actions; and (C) the estimated date for completing such cure and implementation of such plan, such implementation to be completed pursuant to the terms thereof but in no event later than one year following submittal of such plan, or such longer period as is acceptable to Beneficiary in its reasonable judgment.

                 5.15     Multiple Collateral.

                 (a) No recovery of any judgment by Beneficiary and no levy of an execution under any judgment upon the Trust Property or upon any property of Grantor encumbered by any other Collateral Document shall affect in any manner or to any extent the lien of this Deed of Trust upon the Trust Property or any part thereof, and any liens, rights, powers and remedies of Beneficiary shall continue unimpaired.

                 (b) Grantor agrees that it shall not at any time insist upon, plead, seek or in any manner whatever claim or take any benefit or advantage of a judgment, declaration or a determination that:

                          (i)     the Trust Property or any other property of
Grantor encumbered by a Collateral Document represents, on an individual basis, an allocable portion of the then outstanding aggregate principal amount of the Notes or the Obligations;

                          (ii)    a surplus results from an action taken by
Beneficiary against the Trust Property or any other property of Grantor encumbered by a Collateral Document to recover the Obligations or any portion thereof, unless the Obligations have been satisfied and paid in full;

                          (iii)   the lien of this Deed of Trust or of any
other Collateral Document has been released, unless the Obligations have been satisfied and paid in full;

                          (iv)    a deficiency judgment with respect to any
action taken by Beneficiary against the Trust Property or any other property of Grantor encumbered by a Collateral Document extinguishes all or any portion of the remaining Obligations, or precludes Beneficiary from proceeding against the Trust Property or to satisfy such remaining Obligations; or

                          (v)     Beneficiary's commencement, prosecution, or
taking to judgment of any action (including, without limitation, Beneficiary's acceptance of a deed in lieu of foreclosure) or Beneficiary's application for or use of any remedy (including, without limitation, the appointment of a receiver for the Trust Property or any other property of Grantor encumbered by a Collateral Document) against the Trust Property or any other property of Grantor encumbered by a Collateral Document precludes or bars Beneficiary (under a "single action" rule, "security first" rule or similar rule) from commencing, prosecuting or taking to judgment any other action or applying for or using any remedy against the Trust Property or any other property of Grantor encumbered by a Collateral Document.

                 (c) Beneficiary may, at its option, in such order, and utilizing such combinations of remedies with respect to the Trust Property and/or any other property of Grantor encumbered by a Collateral Document as Beneficiary shall so elect, pursue its remedies against (i) the Trust Property, individually, or any other property of Grantor encumbered by a Collateral Document, individually; (ii) the Trust Property and any combination of the other property of Grantor encumbered by a Collateral Document; (iii) the Trust Property and all of the other property of Grantor encumbered by a Collateral Document; or (iv) all or any combination of the other property of Grantor encumbered by a Collateral Document, in separate proceedings or in one proceeding in any order which Beneficiary deems appropriate.

                        ARTICLE VI. - GENERAL PROVISIONS

                 6.01 Release. Beneficiary shall release this Deed of Trust and the lien hereof by proper instrument in accordance with the terms of the Indenture. Beneficiary shall have no obligation to record any release instrument.

                 6.02 Grantor. This Deed of Trust and all provisions hereof, shall extend to and be binding upon Grantor and all persons claiming under or through Grantor. Whenever in this Deed of Trust there is reference made to any of the parties hereto, such reference shall be deemed to include, wherever applicable, a reference to the heirs, executors and administrators or successors and assigns (as the case may be) of Grantor and Beneficiary. Grantor's successors and assigns shall include, without limitation, a receiver, trustee or debtor-in- possession of or for Grantor.

                 6.03 Waiver of Rights. Grantor represents, covenants and acknowledges that the Trust Property does not constitute agricultural real estate and forms no part of any property owned, used or claimed by Grantor as a business or residential homestead, or as exempt from forced sale under the laws of the State of Texas, and disclaims and renounces all and every such claim thereto. Grantor waives and will not avail itself of any appraisement, valuation, stay, moratorium, extension or exemption laws now existing or hereafter enacted (including, without limitation, all rights under and by virtue of the homestead exemption laws of the State of Texas). Grantor waives any right to have the property comprising the Trust Property marshalled upon any foreclosure and agrees that upon a foreclosure the Trust Property may be sold as an entirety.

                 6.04 Additional Documents. Grantor agrees that upon request of Beneficiary it will from time to time execute, acknowledge and deliver all such additional instruments and further assurances of title and will do or cause to be done all such further acts and things as may be reasonably necessary to effectuate fully the intent of this Deed of Trust.

                 6.05 Notices. All notices and other communications under this Deed of Trust shall be in writing, except as otherwise provided in this Deed of Trust. A notice, if in writing, shall be considered as properly given if given in accordance with the provisions of the Indenture.

                 6.06 GOVERNING LAW. THIS DEED OF TRUST, THE DEBTS AND OBLIGATIONS SECURED HEREUNDER, AND ALL OTHER OBLIGATIONS AND AGREEMENTS OF THE PARTIES HEREUNDER, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK EXCEPT TO THE EXTENT OF PROCEDURAL AND SUBSTANTIVE MATTERS RELATING ONLY TO THE CREATION, PERFECTION AND/OR FORECLOSURE OF THE LIENS, ASSIGNMENTS AND/OR SECURITY INTERESTS CREATED HEREIN AND TO THE ENFORCEMENT OF BENEFICIARY'S RIGHTS AND REMEDIES AGAINST THE TRUST PROPERTY, WHICH MATTERS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS.

                 6.07 Usury Savings. In no event shall any provision of this instrument, the Notes, or any other instrument evidencing or securing the Obligations ever obligate Grantor to pay or allow Beneficiary to collect interest on the Notes or any other Obligations secured hereby at a rate greater than the maximum non-usurious rate permitted by applicable law (herein referred to as the "Highest Lawful Rate"), or obligate Grantor to pay any amounts that would be held or deemed to constitute interest under applicable law which, when added to the interest payable on the Notes or any other notes secured hereby, would be held to constitute the payment by Grantor of interest at a rate greater than the Highest Lawful Rate; and this provision shall control over any provision to the contrary. To the extent the Highest Lawful Rate is determined by reference to the laws of the State of Texas, the same shall be determined by reference to the indicated (weekly) rate ceiling (as defined and described in Texas Revised Civil Statutes Article 5069-1.04, as amended) at the applicable time in effect.

                 Without limiting the generality of the foregoing, in the event the maturity of all or any part of the principal amount of the Obligations shall be accelerated for any reason, then such principal amount so accelerated shall be credited with any interest theretofore paid thereon in advance and remaining unearned at the time of such acceleration. If, pursuant to the terms of this instrument or the Note, any funds are applied to the payment of any part of the principal amount of the Obligations prior to the maturity thereof, then (a) any interest which would otherwise thereafter accrue on the principal amount so paid by such application shall be canceled, and (b) the Obligations remaining unpaid after such application shall be credited with the amount of all interest, if any, theretofore collected on the principal amount so paid by such application and remaining unearned at the date of said application; and if the funds so applied shall be sufficient to pay in full all the Obligations, then Beneficiary shall refund to Grantor all interest theretofore paid thereon in advance and remaining unearned at the time of such acceleration. Regardless of any other provision in this instrument, or in any of the written evidences of the Obligations, Grantor shall never be required to pay any unearned interest on the Obligations or any portion thereof, and shall never be required to pay interest thereon at a rate in excess of the Highest Lawful Rate construed by courts having competent jurisdiction thereof.

                 6.08 Time of Essence. Time is of the essence of this Deed of Trust and of every part hereof of which time is an element.

                 6.09 Severability. If any one or more of the provisions contained herein shall for any reason be held to be invalid, illegal or unenforceable in any respect, such illegality or unenforceability shall, at the option of Beneficiary, not affect any other provision hereof, but this Deed of Trust shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

                 6.10 Future Advances. To the extent Beneficiary has bound itself to make advances pursuant to and subject to the terms of the Indenture, and the parties hereby acknowledge and intend that all such advances, including future advances, if any, whenever hereafter made, shall be secured by this Deed of Trust with the same priority as the initial amounts advanced under the Indenture and secured by this Deed of Trust.

                 6.11 Final Agreement of the Parties. In consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor hereby confirms and agrees that this Deed of Trust (including the Exhibits hereto), the Indenture, the Notes, any guarantees of the Notes executed by any guarantors and all other loan documents related hereto or thereto executed by any of the parties hereto or thereto substantially concurrently herewith together constitute a written "loan agreement" as defined in Section 26.02(a) of the Texas Business and Commerce Code.

                 THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

                 THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                 IN WITNESS WHEREOF, Grantor has duly executed and delivered this Deed of Trust as of the day and year first above written.

                                       AMERICAN RICE, INC.,
                                       a Texas corporation



                                       By:______________________________________
                                       Its______________________________________




                                       By:______________________________________
                                       Its______________________________________

STATE OF _______________   )
                           )
COUNTY OF ______________   )


                 Before me, the undersigned authority, on this day personally appeared ___________________, __________________ of American Rice, Inc., known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that (s)he executed the same for the purposes and consideration therein expressed, in the capacity stated, and as the act of said corporation.

                 Given under my hand and seal of office this ___ day of ________ 1995.

                                       _________________________________________
                                       Notary Public
                                       Notary's Name (printed):

                                       Notary's commission expires: ____________



STATE OF _________________        )
                                  )
COUNTY OF ________________        )


                 Before me, the undersigned authority, on this day personally appeared ___________________, __________________ of American Rice, Inc., known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that (s)he executed the same for the purposes and consideration therein expressed, in the capacity stated, and as the act of said corporation.

                 Given under my hand and seal of office this ___ day of ________ 1995.

                                       _________________________________________
                                       Notary Public
                                       Notary's Name (printed):

                                       Notary's commission expires: ____________

                                  Exhibit "A"


                              [Legal Description]

                                 Exhibit "A-1"


                             Permitted Encumbrances